                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the use in this Registration Statement of Kitty Hawk, Inc. on Form S-1 of our report relating to the combined financial statements of American International Airways, Inc. and related companies (collectively the "Companies") dated September 17, 1997 (which report expresses an unqualified opinion and includes an explanatory paragraph which indicates that there are matters that raise substantial doubt about the Companies' ability to continue as a going concern) appearing in the Prospectus, which is part of this Registration Statement, and of our report dated September 17, 1997 relating to the financial statement schedule of the Companies appearing elsewhere in this Registration Statement.

     We also consent to the reference to us under the heading "Experts" in such Prospectus.

                                            DELOITTE & TOUCHE LLP

Ann Arbor, Michigan
September 17, 1997